UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2007

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA		92008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Chief Financial Officer Compensation. On December 10, 2007, at a meeting of the Compensation & Organizational Development Committee of the Board of Directors of the Company (the “Committee”), the Committee approved an increase in the base salary of Mr. David F. Hoffmeister, the Company’s Chief Financial Officer. Specifically, effective as of January 1, 2008, Mr. Hoffmeister’s new base salary was set by the Committee at $475,000.

Named Executive Officer Compensation. On December 10, 2007, the Committee approved an increase in the base salary of Claude D. Benchimol, Ph.D., the Company’s Senior Vice President, Research & Development. Specifically, effective as of January 1, 2008, Dr. Benchimol’s new base salary was set by the Committee at $420,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation
(Registrant)

Date December 13, 2007	/s/ John A. Cottingham
John A. Cottingham
Sr. Vice President, General Counsel & Secretary